EXHIBIT 99.1

Hanmi Reports 2024 Third Quarter Results

LOS ANGELES, Oct. 22, 2024 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ: HAFC, or “Hanmi”), the parent company of Hanmi Bank (the “Bank”), today reported financial results for the third quarter of 2024.

Net income for the third quarter of 2024 was $14.9 million, or $0.49 per diluted share, compared with $14.5 million, or $0.48 per diluted share, for the second quarter of 2024. The return on average assets for the third quarter of 2024 was 0.79% and the return on average equity was 7.55%, compared with a return on average assets of 0.77% and the return on average equity of 7.50% for the second quarter of 2024.

CEO Commentary
“Our third quarter results were strong, with solid performance across all key operating metrics in the third quarter,” said Bonnie Lee, President and Chief Executive Officer of Hanmi.  “Net interest margin increased five basis points to 2.74% driven by higher yields on interest-earning assets and lower funding costs. Loans grew by 2% driven by a 27% increase in loan production and total deposits were up led by 5% growth in noninterest-bearing demand deposits. These results reflect the continued success of our relationship banking model and our portfolio diversification strategy.”

“During the quarter, we remained focused on our disciplined credit administration practices and are pleased to report that we resolved several criticized and nonaccrual loans and recognized a recovery on a previously charged-off loan. We also proactively moved three loans to the special mention category to monitor them more closely. These loans are current, and we are confident they are well protected.”

“Hanmi is well-positioned for a strong close to 2024 with a robust balance sheet, ample liquidity, healthy capital ratios, and a solid loan pipeline. Our team remains committed to delivering the solutions our customers need and results our shareholders expect,” concluded Lee.

Third Quarter 2024 Highlights:

  Third quarter net income was $14.9 million, or $0.49 per diluted share, compared with $14.5 million, or $0.48 per diluted share for the second quarter of 2024. The increase reflects a $2.0 million, or 9.4%, increase in pretax, preprovision income, propelled by a 2.9% increase in net interest income.
  Loans receivable were $6.26 billion at September 30, 2024, up 1.3% from the end of the second quarter of 2024, driven by a 27% increase in loan production to $347.8 million with a weighted average interest rate of 7.92%.
  Deposits were $6.40 billion at September 30, 2024, up 1.2% from the end of the second quarter of 2024; noninterest-bearing demand deposits were 32.0% of total deposits. During the quarter, noninterest bearing demand deposits grew 4.7%, while time deposits declined 3.2% from the prior quarter.
  Net interest income for the third quarter was $50.1 million, up 2.9% from the second quarter of 2024, driven by strong operational performance. Net interest margin (taxable equivalent) expanded five basis points to 2.74%, as the average yield on loans increased to 6.00%, while the cost of interest-bearing deposits remained unchanged at 4.27%.
  Noninterest expense was $35.1 million for the third quarter, down 0.6% from the second quarter of 2024, primarily reflecting the absence of the second quarter $0.3 million branch consolidation charge.
  Credit loss expense for the third quarter was $2.3 million, compared with $1.0 million for the prior quarter. The allowance for credit losses increased $1.4 million to $69.2 million at September 30, 2024, or 1.11% of loans. For the third quarter, net loan charge-offs of $0.9 million included a $1.1 million charge-off on a nonaccrual loan transferred to held-for-sale and a $1.7 million recovery of a nonaccrual loan.
  Asset quality included several notable actions: nonaccrual loans fell 18.8% to $15.2 million and included pay-offs of $6.8 million while criticized assets increased, with downgrades to special mention of three loans totaling $129.8 million, offset by the move to the held-for-sale nonaccrual loan category of the previously identified $28.3 million completed construction loan, upgrades of $6.1 million, and additional loan pay-offs of $1.3 million. Subsequent to the end of the third quarter, the Bank completed the sale of the nonaccrual loan.

For more information about Hanmi, please see the Q3 2024 Investor Update (and Supplemental Financial Information), which is available on the Bank’s website at www.hanmi.com and via a current report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov. Also, please refer to “Non-GAAP Financial Measures” herein for further details of the presentation of certain non-GAAP financial measures.

Quarterly Highlights
(Dollars in thousands, except per share data)

	As of or for the Three Months Ended					Amount Change
	September 30,	June 30,	March 31,	December 31,	September 30,	Q3-24	Q3-24
	2024	2024	2024	2023	2023	vs. Q2-24	vs. Q3-23

Net income	$14,892	$14,451	$15,164	$18,633	$18,796	$441	$(3,904)
Net income per diluted common share	$0.49	$0.48	$0.50	$0.61	$0.62	$0.01	$(0.13)

Assets	$7,712,299	$7,586,347	$7,512,046	$7,570,341	$7,350,140	$125,952	$362,159
Loans receivable	$6,257,744	$6,176,359	$6,177,840	$6,182,434	$6,020,785	$81,385	$236,959
Deposits	$6,403,221	$6,329,340	$6,376,060	$6,280,574	$6,260,072	$73,881	$143,149

Return on average assets	0.79%	0.77%	0.81%	0.99%	1.00%	0.02	-0.21
Return on average stockholders' equity	7.55%	7.50%	7.90%	9.70%	9.88%	0.06	-2.33

Net interest margin	2.74%	2.69%	2.78%	2.92%	3.03%	0.05	-0.29
Efficiency ratio (1)	59.98%	62.24%	62.42%	58.86%	51.82%	-2.26	8.16

Tangible common equity to tangible assets (2)	9.42%	9.19%	9.23%	9.14%	8.89%	0.23	0.53
Tangible common equity per common share (2)	$24.03	$22.99	$22.86	$22.75	$21.45	1.04	2.58

(1) Noninterest expense divided by net interest income plus noninterest income.
(2) Refer to "Non-GAAP Financial Measures" for further details.

Results of Operations
Net interest income for the third quarter was $50.1 million, up 2.9% from $48.6 million for the second quarter of 2024. The increase was primarily due to an increase in loan interest income. The increase in loan interest income was a result of increases in loan yields and average balances. The yield on average loans for the third quarter increased slightly to 6.00% from 5.99% for the second quarter of 2024. Average loans were $6.11 billion for the third quarter of 2024, up 0.4% from $6.09 billion for the second quarter. The cost of interest-bearing deposits was 4.27% for the third quarter of 2024, unchanged from the prior quarter. Average interest-bearing deposits were $4.40 billion for the third quarter, up 0.3%, from $4.38 billion for the prior quarter. Net interest margin (taxable equivalent) for the third quarter was 2.74%, compared with 2.69% for the second quarter of 2024.

	For the Three Months Ended (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-24	Q3-24
Net Interest Income	2024	2024	2024	2023	2023	vs. Q2-24	vs. Q3-23

Interest and fees on loans receivable(1)	$92,182	$90,752	$91,674	$89,922	$85,398	1.6%	7.9%
Interest on securities	5,523	5,238	4,955	4,583	4,204	5.4%	31.4%
Dividends on FHLB stock	356	357	361	341	317	-0.3%	12.3%
Interest on deposits in other banks	2,356	2,313	2,604	2,337	4,153	1.9%	-43.3%
Total interest and dividend income	$100,417	$98,660	$99,594	$97,183	$94,072	1.8%	6.7%

Interest on deposits	47,153	46,495	45,638	40,277	36,818	1.4%	28.1%
Interest on borrowings	1,561	1,896	1,655	2,112	753	-17.7%	107.3%
Interest on subordinated debentures	1,652	1,649	1,646	1,654	1,646	0.2%	0.4%
Total interest expense	50,366	50,040	48,939	44,043	39,217	0.7%	28.4%
Net interest income	$50,051	$48,620	$50,655	$53,140	$54,855	2.9%	-8.8%

(1) Includes loans held for sale.

	For the Three Months Ended (in thousands)					Percentage Change
Average Earning Assets and	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-24	Q3-24
Interest-bearing Liabilities	2024	2024	2024	2023	2023	vs. Q2-24	vs. Q3-23
Loans receivable (1)	$6,112,324	$6,089,440	$6,137,888	$6,071,644	$5,915,423	0.4%	3.3%
Securities	986,041	979,671	969,520	961,551	955,473	0.7%	3.2%
FHLB stock	16,385	16,385	16,385	16,385	16,385	0.0%	0.0%
Interest-bearing deposits in other banks	183,027	180,177	201,724	181,140	317,498	1.6%	-42.4%
Average interest-earning assets	$7,297,777	$7,265,673	$7,325,517	$7,230,720	$7,204,779	0.4%	1.3%

Demand: interest-bearing	$83,647	$85,443	$86,401	$86,679	$94,703	-2.1%	-11.7%
Money market and savings	1,885,799	1,845,870	1,815,085	1,669,973	1,601,826	2.2%	17.7%
Time deposits	2,427,737	2,453,154	2,507,830	2,417,803	2,438,112	-1.0%	-0.4%
Average interest-bearing deposits	4,397,183	4,384,467	4,409,316	4,174,455	4,134,641	0.3%	6.3%
Borrowings	143,479	169,525	162,418	205,951	120,381	-15.4%	19.2%
Subordinated debentures	130,403	130,239	130,088	129,933	129,780	0.1%	0.5%
Average interest-bearing liabilities	$4,671,065	$4,684,231	$4,701,822	$4,510,339	$4,384,802	-0.3%	6.5%

Average Noninterest Bearing Deposits
Demand deposits - noninterest bearing	$1,908,833	$1,883,765	$1,921,189	$2,025,212	$2,136,156	1.3%	-10.6%

(1) Includes loans held for sale.

	For the Three Months Ended					Yield/Rate Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-24	Q3-24
Average Yields and Rates	2024	2024	2024	2023	2023	vs. Q2-24	vs. Q3-23
Loans receivable(1)	6.00%	5.99%	6.00%	5.88%	5.73%	0.01	0.27
Securities (2)	2.27%	2.17%	2.07%	1.93%	1.79%	0.10	0.48
FHLB stock	8.65%	8.77%	8.87%	8.25%	7.67%	-0.12	0.98
Interest-bearing deposits in other banks	5.12%	5.16%	5.19%	5.12%	5.19%	-0.04	-0.07
Interest-earning assets	5.48%	5.46%	5.47%	5.34%	5.19%	0.02	0.29

Interest-bearing deposits	4.27%	4.27%	4.16%	3.83%	3.53%	0.00	0.74
Borrowings	4.33%	4.50%	4.10%	4.07%	2.48%	-0.17	1.85
Subordinated debentures	5.07%	5.07%	5.06%	5.09%	5.07%	0.00	0.00
Interest-bearing liabilities	4.29%	4.30%	4.19%	3.88%	3.55%	-0.01	0.74

Net interest margin (taxable equivalent basis)	2.74%	2.69%	2.78%	2.92%	3.03%	0.05	-0.29

Cost of deposits	2.97%	2.98%	2.90%	2.58%	2.33%	-0.01	0.64

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Credit loss expense for the third quarter was $2.3 million, compared with $1.0 million for the second quarter of 2024. Third quarter credit loss expense included a $2.3 million credit loss expense for loan losses. Third quarter net loan charge-offs were $0.9 million, compared with second quarter net loan charge-offs of $1.8 million. Third quarter net loan charge-offs included a $1.1 million charge-off on a nonaccrual loan transferred to held-for-sale and a $1.7 million recovery on a nonaccrual loan.

Noninterest income for the third quarter increased $0.3 million to $8.4 million, or 4.7%, from $8.1 million for the second quarter of 2024. Third quarter noninterest income included a $0.9 million gain from the sale and leaseback of a branch property, while second quarter noninterest income included a $0.3 million death benefit on bank-owned life insurance. Gains on sales of SBA loans were $1.5 million for the third quarter of 2024, compared with $1.6 million for the second quarter of 2024. The volume of SBA loans sold in the third quarter decreased to $23.0 million, from $23.5 million for the second quarter of 2024, while trade premiums were 8.54% for the third quarter of 2024, unchanged from the second quarter. Mortgage loans sold in the third quarter were $20.9 million, with a premium of 2.32%, compared with $19.5 million and 2.00% for the second quarter, resulting in income of $0.3 million for the third quarter, compared with $0.4 million for the prior quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-24	Q3-24
Noninterest Income	2024	2024	2024	2023	2023	vs. Q2-24	vs. Q3-23
Service charges on deposit accounts	$2,311	$2,429	$2,450	$2,391	$2,605	-4.9%	-11.3%
Trade finance and other service charges and fees	1,254	1,277	1,414	1,245	1,155	-1.8%	8.6%
Servicing income	817	796	712	772	838	2.6%	-2.5%
Bank-owned life insurance income (expense)	320	638	304	(29)	280	-49.8%	14.3%
All other operating income	1,008	908	928	853	1,178	11.0%	-14.4%
Service charges, fees & other	5,710	6,048	5,808	5,232	6,056	-5.6%	-5.7%

Gain on sale of SBA loans	1,544	1,644	1,482	1,448	1,172	-6.1%	31.7%
Gain on sale of mortgage loans	324	365	443	-	-	-11.2%	100.0%
Gain on sale of bank premises	860	-	-	-	4,000	100.0%	-78.5%
Total noninterest income	$8,438	$8,057	$7,733	$6,680	$11,228	4.7%	-24.8%

Noninterest expense for the third quarter decreased by $0.2 million to $35.1 million from $35.3 million for the second quarter of 2024. The decrease reflects primarily the absence of the $0.3 million branch consolidation expense recognized in the second quarter of 2024. The efficiency ratio for the third quarter was 60.0%, compared with 62.2% for the second quarter of 2024.

	For the Three Months Ended (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-24	Q3-24
	2024	2024	2024	2023	2023	vs. Q2-24	vs. Q3-23
Noninterest Expense
Salaries and employee benefits	$20,851	$20,434	$21,585	$20,062	$20,361	2.0%	2.4%
Occupancy and equipment	4,499	4,348	4,537	4,604	4,825	3.5%	-6.8%
Data processing	3,839	3,686	3,551	3,487	3,490	4.2%	10.0%
Professional fees	1,492	1,749	1,893	1,977	1,568	-14.7%	-4.8%
Supplies and communication	538	570	601	613	552	-5.6%	-2.5%
Advertising and promotion	631	669	907	990	534	-5.7%	18.2%
All other operating expenses	2,875	3,251	3,160	3,252	2,852	-11.6%	0.8%
Subtotal	34,725	34,707	36,234	34,985	34,182	0.1%	1.6%

Branch consolidation expense	-	301	-	-	-	-100.0%	0.0%
Other real estate owned expense	77	6	22	15	16	1183.3%	381.3%
Repossessed personal property expense	278	262	189	211	47	6.1%	491.5%
Total noninterest expense	$35,080	$35,276	$36,445	$35,211	$34,245	-0.6%	2.4%

Hanmi recorded a provision for income taxes of $6.2 million for the third quarter of 2024, compared with $6.0 million for the second quarter of 2024, representing an effective tax rate of 29.5% and 29.3%, respectively.

Financial Position
Total assets at September 30, 2024 increased 1.7%, or $126.0 million, to $7.71 billion from $7.59 billion at June 30, 2024. The sequential quarter increase was due to a $125.3 million increase in loans and loans held-for-sale, and a $31.3 million increase in securities, offset partially by a $25.3 million decrease in cash and due from banks.

Loans receivable, before allowance for credit losses, were $6.26 billion at September 30, 2024, up from $6.18 billion at June 30, 2024.

Loans held-for-sale were $54.3 million at September 30, 2024, up from $10.5 million at June 30, 2024. At the end of the third quarter, loans held-for-sale consisted of $8.8 million of the guaranteed portion of SBA 7(a) loans, $18.3 million of residential mortgage loans and the $27.2 million nonaccrual loan. Subsequent to the end of the third quarter, the Bank completed the sale of this nonaccrual loan.

	As of (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-24	Q3-24
	2024	2024	2024	2023	2023	vs. Q2-24	vs. Q3-23
Loan Portfolio
Commercial real estate loans	$3,932,088	$3,888,505	$3,878,677	$3,889,739	$3,773,015	1.1%	4.2%
Residential/consumer loans	939,285	954,209	970,362	962,661	926,326	-1.6%	1.4%
Commercial and industrial loans	879,092	802,372	774,851	747,819	728,792	9.6%	20.6%
Equipment finance	507,279	531,273	553,950	582,215	592,652	-4.5%	-14.4%
Loans receivable	6,257,744	6,176,359	6,177,840	6,182,434	6,020,785	1.3%	3.9%
Loans held for sale	54,336	10,467	3,999	12,013	11,767	419.1%	361.8%
Total	$6,312,080	$6,186,826	$6,181,839	$6,194,447	$6,032,552	2.0%	4.6%

	As of
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2024	2024	2024	2023	2023
Composition of Loan Portfolio
Commercial real estate loans	62.3%	62.9%	62.7%	62.8%	62.5%
Residential/consumer loans	14.9%	15.4%	15.7%	15.5%	15.4%
Commercial and industrial loans	13.9%	13.0%	12.5%	12.1%	12.1%
Equipment finance	8.0%	8.5%	9.0%	9.4%	9.8%
Loans receivable	99.1%	99.8%	99.9%	99.8%	99.8%
Loans held for sale	0.9%	0.2%	0.1%	0.2%	0.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

New loan production was $347.8 million for the third quarter of 2024 at an average rate of 7.92%, while payoffs were $77.6 million during the quarter at an average rate of 6.63%.

Commercial real estate loan production for the third quarter of 2024 was $110.2 million. Commercial and industrial loan production was $105.1 million, SBA loan production was $51.6 million, equipment finance production was $40.1 million, and residential mortgage loan production was $40.8 million.

	For the Three Months Ended (in thousands)
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2024	2024	2024	2023	2023
New Loan Production
Commercial real estate loans	$110,246	$87,632	$60,085	$178,157	$106,151
Commercial and industrial loans	105,086	59,007	50,789	52,079	67,907
SBA loans	51,616	54,486	30,817	48,432	36,109
Equipment finance	40,066	42,594	39,155	57,334	71,075
Residential/consumer loans	40,758	30,194	53,115	53,465	55,026
Subtotal	347,772	273,913	233,961	389,467	336,268

Payoffs	(77,603)	(148,400)	(86,250)	(77,961)	(62,140)
Amortization	(151,674)	(83,640)	(90,711)	(106,610)	(116,411)
Loan sales	(43,868)	(42,945)	(55,321)	(29,861)	(22,496)
Net line utilization	9,426	1,929	(4,150)	(11,609)	(70,238)
Charge-offs & OREO	(2,668)	(2,338)	(2,123)	(1,777)	(9,369)

Loans receivable-beginning balance	6,176,359	6,177,840	6,182,434	6,020,785	5,965,171
Loans receivable-ending balance	$6,257,744	$6,176,359	$6,177,840	$6,182,434	$6,020,785

Deposits were $6.40 billion at the end of the third quarter of 2024, up $73.9 million, or 1.2%, from $6.33 billion at the end of the prior quarter. Driving the change was a $91.8 million increase in noninterest-bearing demand deposits and a $64.0 million increase in money market and savings deposits, partially offset by a $78.3 million decrease in time deposits. Noninterest-bearing demand deposits represented 32.0% of total deposits at September 30, 2024 and the loan-to-deposit ratio was 97.7%.

	As of (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-24	Q3-24
	2024	2024	2024	2023	2023	vs. Q2-24	vs. Q3-23
Deposit Portfolio
Demand: noninterest-bearing	$2,051,790	$1,959,963	$1,933,060	$2,003,596	$2,161,238	4.7%	-5.1%
Demand: interest-bearing	79,287	82,981	87,374	87,452	88,133	-4.5%	-10.0%
Money market and savings	1,898,834	1,834,797	1,859,865	1,734,658	1,576,006	3.5%	20.5%
Time deposits	2,373,310	2,451,599	2,495,761	2,454,868	2,434,695	-3.2%	-2.5%
Total deposits	$6,403,221	$6,329,340	$6,376,060	$6,280,574	$6,260,072	1.2%	2.3%

	As of
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2024	2024	2024	2023	2023
Composition of Deposit Portfolio
Demand: noninterest-bearing	32.0%	31.0%	30.3%	31.9%	34.5%
Demand: interest-bearing	1.2%	1.3%	1.4%	1.4%	1.4%
Money market and savings	29.7%	29.0%	29.2%	27.6%	25.2%
Time deposits	37.1%	38.7%	39.1%	39.1%	38.9%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Stockholders’ equity at September 30, 2024 was $736.7 million, up $29.6 million from $707.1 million at June 30, 2024. The increase was due to third quarter net income, net of dividends paid, adding $7.3 million to stockholders’ equity for the period. Additionally, there was a $20.7 million decrease in unrealized after-tax losses on securities available for sale and a $2.2 million decrease in unrealized after-tax losses on cash flow hedges, all due to changes in interest rates during the third quarter of 2024. Hanmi also repurchased 75,000 shares of common stock, or $1.4 million, during the quarter at an average share price of $19.10. At September 30, 2024, 1,255,000 shares remain under Hanmi’s share repurchase program. Tangible common stockholders’ equity was $725.7 million, or 9.42% of tangible assets, at September 30, 2024, compared with $696.0 million, or 9.19% of tangible assets at the end of the prior quarter. Please refer to the Non-GAAP Financial Measures section below for more information.

Hanmi and the Bank exceeded minimum regulatory capital requirements, and the Bank continues to exceed the minimum for the “well capitalized” category. At September 30, 2024, Hanmi’s preliminary common equity tier 1 capital ratio was 11.95% and its total risk-based capital ratio was 15.04%, compared with 12.11% and 15.24%, respectively, at the end of the prior quarter.

	As of					Ratio Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-24	Q3-24
	2024	2024	2024	2023	2023	vs. Q2-24	vs. Q3-23
Regulatory Capital ratios (1)
Hanmi Financial
Total risk-based capital	15.04%	15.24%	15.20%	14.95%	15.07%	-0.20	-0.03
Tier 1 risk-based capital	12.29%	12.46%	12.40%	12.20%	12.30%	-0.17	-0.01
Common equity tier 1 capital	11.95%	12.11%	12.05%	11.86%	11.95%	-0.16	0.00
Tier 1 leverage capital ratio	10.56%	10.51%	10.36%	10.37%	10.27%	0.05	0.29
Hanmi Bank
Total risk-based capital	14.28%	14.51%	14.50%	14.27%	14.42%	-0.23	-0.14
Tier 1 risk-based capital	13.24%	13.47%	13.44%	13.26%	13.42%	-0.23	-0.18
Common equity tier 1 capital	13.24%	13.47%	13.44%	13.26%	13.42%	-0.23	-0.18
Tier 1 leverage capital ratio	11.43%	11.41%	11.29%	11.32%	11.25%	0.02	0.18

(1) Preliminary ratios for September 30, 2024

Asset Quality
Loans 30 to 89 days past due and still accruing were 0.24% of loans at the end of the third quarter of 2024, compared with 0.22% at the end of the prior quarter.

Criticized loans totaled $160.0 million at September 30, 2024, up from $70.9 million at the end of the second quarter of 2024.

During the third quarter, the Bank moved the previously identified $28.3 million completed construction loan for a memory-care and assisted-living facility from the special mention category to the held-for-sale nonaccrual category. In addition, the Bank recognized a $1.1 million charge-off on this loan. Subsequent to the end of the third quarter, the Bank completed the sale of this nonaccrual loan.

Also, during the third quarter, the Bank downgraded to special mention two commercial real estate loans in the hospitality industry for $109.7 million and a commercial and industrial loan in the health care industry for $20.1 million.  Pay-offs of $8.1 million decreased criticized loans (and classified loans), while upgrades of $6.1 million also decreased criticized loans (and special mention loans). Offsetting the decrease in classified loans were additions of $2.5 million.

Nonperforming loans were $15.5 million at September 30, 2024, down from $19.2 million at the end of the prior quarter. The decrease primarily reflects pay-offs of $6.8 million, where the pay-off of a previously identified $3.9 million nonperforming loan resulted in a $1.7 million recovery.  Offsetting the decrease were additions of $3.1 million.

Nonperforming assets were $16.3 million at the end of the third quarter of 2024, down from $20.0 million at the end of the prior quarter. As a percentage of total assets, nonperforming assets were 0.21% at September 30, 2024, and 0.26% at the end of the prior quarter.

Gross charge-offs for the third quarter of 2024 were $3.8 million, compared with $2.3 million for the preceding quarter. Charge-offs included $1.1 million on the previously identified $28.3 million completed construction loan. Recoveries of previously charged-off loans were $2.9 million in the third quarter of 2024, and included a $1.7 million recovery on a previously identified $3.9 million commercial loan in the health care industry. As a result, net charge-offs were $0.9 million for the third quarter of 2024, compared with net charge-offs of $1.8 million for the prior quarter.

The allowance for credit losses was $69.2 million at September 30, 2024, compared with $67.7 million at June 30, 2024. Specific allowances for loans decreased $1.6 million, while the allowance for quantitative and qualitative considerations increased $3.1 million. The ratio of the allowance for credit losses to loans was 1.11% at September 30, 2024 and 1.10% at June 30, 2024.

	As of or for the Three Months Ended (in thousands)					Amount Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-24	Q3-24
	2024	2024	2024	2023	2023	vs. Q2-24	vs. Q3-23
Asset Quality Data and Ratios

Delinquent loans:
Loans, 30 to 89 days past due and still accruing	$15,027	$13,844	$15,839	$10,263	$9,545	$1,183	$5,482
Delinquent loans to total loans	0.24%	0.22%	0.26%	0.17%	0.16%	0.02	0.08

Criticized loans:
Special mention	$131,575	$36,921	$62,317	$65,314	$76,473	$94,654	$55,102
Classified	28,377	33,945	23,670	31,367	33,134	(5,568)	(4,757)
Total criticized loans	$159,952	$70,866	$85,987	$96,681	$109,607	$89,086	$50,345

Nonperforming assets:
Nonaccrual loans	$15,248	$19,245	$14,025	$15,474	$15,783	$(3,997)	$(535)
Loans 90 days or more past due and still accruing	242	-	-	-	-	242	242
Nonperforming loans*	15,490	19,245	14,025	15,474	15,783	(3,755)	(293)
Other real estate owned, net	772	772	117	117	117	-	655
Nonperforming assets**	$16,262	$20,017	$14,142	$15,591	$15,900	$(3,755)	$362

Nonperforming assets to assets*	0.21%	0.26%	0.19%	0.21%	0.22%	-0.05	-0.01
Nonperforming loans to total loans	0.25%	0.31%	0.23%	0.25%	0.26%	-0.06	-0.01

* Excludes a $27.2 million nonperforming loan held-for-sale.
** Excludes repossessed personal property of $1.2 million, $1.2 million, $1.3 million, $1.3 million, and $1.3 million as of Q3-24, Q2-24, Q1-24, Q4-23, and Q3-23, respectively

	As of or for the Three Months Ended (in thousands)
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2024	2024	2024	2023	2023
Allowance for credit losses related to loans:
Balance at beginning of period	$67,729	$68,270	$69,462	$67,313	$71,024
Credit loss expense (recovery) on loans	2,312	1,248	404	(2,880)	5,167
Net loan (charge-offs) recoveries	(878)	(1,789)	(1,596)	5,029	(8,878)
Balance at end of period	$69,163	$67,729	$68,270	$69,462	$67,313

Net loan charge-offs (recoveries) to average loans (1)	0.06%	0.12%	0.10%	-0.33%	0.60%
Allowance for credit losses to loans	1.11%	1.10%	1.11%	1.12%	1.12%

Allowance for credit losses related to off-balance sheet items:
Balance at beginning of period	$2,010	$2,297	$2,474	$2,463	$2,476
Credit loss expense (recovery) on off-balance sheet items	(26)	(287)	(177)	11	(13)
Balance at end of period	$1,984	$2,010	$2,297	$2,474	$2,463

Unused commitments to extend credit	$739,975	$795,391	$792,769	$813,960	$848,886

(1) Annualized

Corporate Developments
On July 25, 2024, Hanmi’s Board of Directors declared a cash dividend on its common stock for the 2024 third quarter of $0.25 per share. Hanmi paid the dividend on August 21, 2024, to stockholders of record as of the close of business on August 5, 2024.

Earnings Conference Call
Hanmi Bank will host its third quarter 2024 earnings conference call today, October 22, 2024, at 2:00 p.m. PT (5:00 p.m. ET) to discuss these results. This call will also be webcast. To access the call, please dial 1-877-407-9039 before 2:00 p.m. PT, using access code Hanmi Bank. To listen to the call online, either live or archived, please visit Hanmi’s Investor Relations website at https://investors.hanmi.com/ where it will also be available for replay approximately one hour following the call.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 32 full-service branches and eight loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about our anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital and strategic plans, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that our forward-looking statements to be reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statements. These factors include the following:

  a failure to maintain adequate levels of capital and liquidity to support our operations;
  general economic and business conditions internationally, nationally and in those areas in which we operate, including any potential recessionary conditions;
  volatility and deterioration in the credit and equity markets;
  changes in consumer spending, borrowing and savings habits;
  availability of capital from private and government sources;
  demographic changes;
  competition for loans and deposits and failure to attract or retain loans and deposits;
  inflation and fluctuations in interest rates that reduce our margins and yields, the fair value of financial instruments, the level of loan originations or prepayments on loans we have made and make, the level of loan sales and the cost we pay to retain and attract deposits and secure other types of funding;
  our ability to enter new markets successfully and capitalize on growth opportunities;
  the current or anticipated impact of military conflict, terrorism or other geopolitical events;
  the effect of potential future supervisory action against us or Hanmi Bank and our ability to address any issues raised in our regulatory exams;
  risks of natural disasters;
  legal proceedings and litigation brought against us;
  a failure in or breach of our operational or security systems or infrastructure, including cyberattacks;
  the failure to maintain current technologies;
  risks associated with Small Business Administration loans;
  failure to attract or retain key employees;
  our ability to access cost-effective funding;
  changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio;
  fluctuations in real estate values;
  changes in accounting policies and practices;
  changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums and changes in the monetary policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System;
  the ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests;
  strategic transactions we may enter into;
  the adequacy of and changes in the methodology for computing our allowance for credit losses;
  our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses;
  changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements;
  our ability to control expenses; and
  cyber security and fraud risks against our information technology and those of our third-party providers and vendors.

In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Lisa Fortuna
Investor Relations
Financial Profiles, Inc.
lfortuna@finprofiles.com
310-622-8251

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	September 30,	June 30,	Percentage	September 30,	Percentage
	2024	2024	Change	2023	Change
Assets
Cash and due from banks	$287,767	$313,079	-8.1%	$289,006	-0.4%
Securities available for sale, at fair value	908,921	877,638	3.6%	817,242	11.2%
Loans held for sale, at the lower of cost or fair value	54,336	10,467	419.1%	11,767	361.8%
Loans receivable, net of allowance for credit losses	6,188,581	6,108,630	1.3%	5,953,472	3.9%
Accrued interest receivable	21,955	23,958	-8.4%	20,715	6.0%
Premises and equipment, net	21,371	21,955	-2.7%	20,707	3.2%
Customers' liability on acceptances	67	551	-87.8%	1,386	-95.2%
Servicing assets	6,683	6,836	-2.2%	7,156	-6.6%
Goodwill and other intangible assets, net	11,031	11,048	-0.2%	11,131	-0.9%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	0.0%	16,385	0.0%
Bank-owned life insurance	56,851	56,534	0.6%	56,364	0.9%
Prepaid expenses and other assets	138,351	139,266	-0.7%	144,809	-4.5%
Total assets	$7,712,299	$7,586,347	1.7%	$7,350,140	4.9%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$2,051,790	$1,959,963	4.7%	$2,161,238	-5.1%
Interest-bearing	4,351,431	4,369,377	-0.4%	4,098,834	6.2%
Total deposits	6,403,221	6,329,340	1.2%	6,260,072	2.3%
Accrued interest payable	52,613	47,699	10.3%	50,286	4.6%
Bank's liability on acceptances	67	551	-87.8%	1,386	-95.2%
Borrowings	300,000	292,500	2.6%	162,500	84.6%
Subordinated debentures	130,478	130,318	0.1%	129,860	0.5%
Accrued expenses and other liabilities	89,211	78,880	13.1%	82,677	7.9%
Total liabilities	6,975,590	6,879,288	1.4%	6,686,781	4.3%

Stockholders' equity:
Common stock	34	34	0.0%	34	0.0%
Additional paid-in capital	589,567	588,647	0.2%	586,169	0.6%
Accumulated other comprehensive income	(55,140)	(78,000)	29.3%	(99,422)	44.5%
Retained earnings	340,718	333,392	2.2%	308,007	10.6%
Less treasury stock	(138,470)	(137,014)	-1.1%	(131,429)	-5.4%
Total stockholders' equity	736,709	707,059	4.2%	663,359	11.1%
Total liabilities and stockholders' equity	$7,712,299	$7,586,347	1.7%	$7,350,140	4.9%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended
	September 30,	June 30,	Percentage	September 30,	Percentage
	2024	2024	Change	2023	Change
Interest and dividend income:
Interest and fees on loans receivable	$92,182	$90,752	1.6%	$85,398	7.9%
Interest on securities	5,523	5,238	5.4%	4,204	31.4%
Dividends on FHLB stock	356	357	-0.3%	317	12.3%
Interest on deposits in other banks	2,356	2,313	1.9%	4,153	-43.3%
Total interest and dividend income	100,417	98,660	1.8%	94,072	6.7%
Interest expense:
Interest on deposits	47,153	46,495	1.4%	36,818	28.1%
Interest on borrowings	1,561	1,896	-17.7%	753	107.3%
Interest on subordinated debentures	1,652	1,649	0.2%	1,646	0.4%
Total interest expense	50,366	50,040	0.7%	39,217	28.4%
Net interest income before credit loss expense	50,051	48,620	2.9%	54,855	-8.8%
Credit loss expense	2,286	961	137.9%	5,154	-55.6%
Net interest income after credit loss expense	47,765	47,659	0.2%	49,701	-3.9%
Noninterest income:
Service charges on deposit accounts	2,311	2,429	-4.9%	2,605	-11.3%
Trade finance and other service charges and fees	1,254	1,277	-1.8%	1,155	8.6%
Gain on sale of Small Business Administration ("SBA") loans	1,544	1,644	-6.1%	1,172	31.7%
Other operating income	3,329	2,707	23.0%	6,296	-47.1%
Total noninterest income	8,438	8,057	4.7%	11,228	-24.8%
Noninterest expense:
Salaries and employee benefits	20,851	20,434	2.0%	20,361	2.4%
Occupancy and equipment	4,499	4,607	-2.3%	4,825	-6.8%
Data processing	3,839	3,686	4.2%	3,490	10.0%
Professional fees	1,492	1,749	-14.7%	1,568	-4.8%
Supplies and communications	538	570	-5.6%	552	-2.5%
Advertising and promotion	631	669	-5.7%	534	18.2%
Other operating expenses	3,230	3,561	-9.3%	2,915	10.8%
Total noninterest expense	35,080	35,276	-0.6%	34,245	2.4%
Income before tax	21,123	20,440	3.3%	26,684	-20.8%
Income tax expense	6,231	5,989	4.0%	7,888	-21.0%
Net income	$14,892	$14,451	3.1%	$18,796	-20.8%

Basic earnings per share:	$0.49	$0.48		$0.62
Diluted earnings per share:	$0.49	$0.48		$0.62

Weighted-average shares outstanding:
Basic	29,968,004	30,055,913		30,251,961
Diluted	30,033,679	30,133,646		30,292,872
Common shares outstanding	30,196,755	30,272,110		30,410,582

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except share and per share data)

	Nine Months Ended
	September 30,	September 30,	Percentage
	2024	2023	Change
Interest and dividend income:
Interest and fees on loans receivable	$274,608	$249,888	9.9%
Interest on securities	15,717	12,356	27.2%
Dividends on FHLB stock	1,075	888	21.1%
Interest on deposits in other banks	7,270	9,012	-19.3%
Total interest and dividend income	298,670	272,144	9.7%
Interest expense:
Interest on deposits	139,286	94,431	47.5%
Interest on borrowings	5,112	4,755	7.5%
Interest on subordinated debentures	4,948	4,828	2.5%
Total interest expense	149,346	104,014	43.6%
Net interest income before credit loss expense	149,324	168,130	-11.2%
Credit loss expense	3,474	7,210	-51.8%
Net interest income after credit loss expense	145,850	160,920	-9.4%
Noninterest income:
Service charges on deposit accounts	7,189	7,756	-7.3%
Trade finance and other service charges and fees	3,945	3,586	10.0%
Gain on sale of Small Business Administration ("SBA") loans	4,669	4,253	9.8%
Other operating income	8,425	11,904	-29.2%
Total noninterest income	24,228	27,499	-11.9%
Noninterest expense:
Salaries and employee benefits	62,870	61,336	2.5%
Occupancy and equipment	13,643	13,737	-0.7%
Data processing	11,076	10,208	8.5%
Professional fees	5,134	4,278	20.0%
Supplies and communications	1,710	1,866	-8.4%
Advertising and promotion	2,207	2,114	4.4%
Other operating expenses	10,160	7,777	30.6%
Total noninterest expense	106,800	101,316	5.4%
Income before tax	63,278	87,103	-27.4%
Income tax expense	18,772	25,695	-26.9%
Net income	$44,506	$61,408	-27.5%

Basic earnings per share:	$1.47	$2.01
Diluted earnings per share:	$1.47	$2.01

Weighted-average shares outstanding:
Basic	30,048,748	30,296,991
Diluted	30,117,269	30,338,678
Common shares outstanding	30,196,755	30,410,582

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(Dollars in thousands)

	Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable (1)	$6,112,324	$92,182	6.00%	$6,089,440	$90,752	5.99%	$5,915,423	$85,398	5.73%
Securities (2)	986,041	5,523	2.27%	979,671	5,238	2.17%	955,473	4,204	1.79%
FHLB stock	16,385	356	8.65%	16,385	357	8.77%	16,385	317	7.67%
Interest-bearing deposits in other banks	183,027	2,356	5.12%	180,177	2,313	5.16%	317,498	4,153	5.19%
Total interest-earning assets	7,297,777	100,417	5.48%	7,265,673	98,660	5.46%	7,204,779	94,072	5.19%

Noninterest-earning assets:
Cash and due from banks	54,843			55,442			59,994
Allowance for credit losses	(67,906)			(67,908)			(70,173)
Other assets	251,421			252,410			240,145

Total assets	$7,536,135			$7,505,617			$7,434,745

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$83,647	$31	0.15%	$85,443	$32	0.15%	$94,703	$32	0.13%
Money market and savings	1,885,799	17,863	3.77%	1,845,870	17,324	3.77%	1,601,826	12,485	3.09%
Time deposits	2,427,737	29,259	4.79%	2,453,154	29,139	4.78%	2,438,112	24,301	3.95%
Total interest-bearing deposits	4,397,183	47,153	4.27%	4,384,467	46,495	4.27%	4,134,641	36,818	3.53%
Borrowings	143,479	1,561	4.33%	169,525	1,896	4.50%	120,381	753	2.48%
Subordinated debentures	130,403	1,652	5.07%	130,239	1,649	5.07%	129,780	1,646	5.07%
Total interest-bearing liabilities	4,671,065	50,366	4.29%	4,684,231	50,040	4.30%	4,384,802	39,217	3.55%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	1,908,833			1,883,765			2,136,156
Other liabilities	171,987			162,543			159,127
Stockholders' equity	784,250			775,078			754,660

Total liabilities and stockholders' equity	$7,536,135			$7,505,617			$7,434,745

Net interest income		$50,051			$48,620			$54,855

Cost of deposits			2.97%			2.98%			2.33%
Net interest spread (taxable equivalent basis)			1.19%			1.16%			1.64%
Net interest margin (taxable equivalent basis)			2.74%			2.69%			3.03%

(1) Includes average loans held for sale
(2) Income calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30, 2024			September 30, 2023
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable (1)	$6,113,214	$274,608	6.00%	$5,933,525	$249,888	5.63%
Securities (2)	978,439	15,717	2.17%	969,146	12,356	1.73%
FHLB stock	16,385	1,076	8.77%	16,385	888	7.25%
Interest-bearing deposits in other banks	188,290	7,269	5.16%	247,581	9,012	4.87%
Total interest-earning assets	7,296,328	298,670	5.47%	7,166,637	272,144	5.08%

Noninterest-earning assets:
Cash and due from banks	56,217			62,354
Allowance for credit losses	(68,305)			(71,236)
Other assets	249,517			237,111

Total assets	$7,533,757			$7,394,866

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$85,158	$92	0.14%	$100,997	$88	0.12%
Money market and savings	1,849,053	51,740	3.74%	1,506,776	29,687	2.63%
Time deposits	2,462,779	87,454	4.74%	2,355,923	64,656	3.67%
Total interest-bearing deposits	4,396,990	139,286	4.23%	3,963,696	94,431	3.19%
Borrowings	158,419	5,112	4.31%	194,530	4,755	3.27%
Subordinated debentures	130,244	4,948	5.06%	129,632	4,828	4.97%
Total interest-bearing liabilities	4,685,653	149,346	4.26%	4,287,858	104,014	3.24%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	1,904,611			2,223,891
Other liabilities	166,372			140,070
Stockholders' equity	777,121			743,047

Total liabilities and stockholders' equity	$7,533,757			$7,394,866

Net interest income		$149,324			$168,130

Cost of deposits			2.95%			2.04%
Net interest spread (taxable equivalent basis)			1.21%			1.84%
Net interest margin (taxable equivalent basis)			2.74%			3.14%

(1) Includes average loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s capital strength. Tangible common equity is calculated by subtracting goodwill and other intangible assets from stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share, per share data and ratios)

	September 30,	June 30,	March 31,	December 31,	September 30,
Hanmi Financial Corporation	2024	2024	2024	2023	2023
Assets	$7,712,299	$7,586,347	$7,512,046	$7,570,341	$7,350,140
Less goodwill and other intangible assets	(11,031)	(11,048)	(11,074)	(11,099)	(11,131)
Tangible assets	$7,701,268	$7,575,299	$7,500,972	$7,559,242	$7,339,009

Stockholders' equity (1)	$736,709	$707,059	$703,100	$701,891	$663,359
Less goodwill and other intangible assets	(11,031)	(11,048)	(11,074)	(11,099)	(11,131)
Tangible stockholders' equity (1)	$725,678	$696,011	$692,026	$690,792	$652,228

Stockholders' equity to assets	9.55%	9.32%	9.36%	9.27%	9.03%
Tangible common equity to tangible assets (1)	9.42%	9.19%	9.23%	9.14%	8.89%

Common shares outstanding	30,196,755	30,272,110	30,276,358	30,368,655	30,410,582
Tangible common equity per common share	$24.03	$22.99	$22.86	$22.75	$21.45

(1) There were no preferred shares outstanding at the periods indicated.